THE EXCLUSIVE SERVICE AGREEMENT

AMONG

Daqing Zefang Intelligent Trading Co., Ltd.

And

Heilongjiang Tongyu Pride Aluminum Joint Stock Limited Company

And

Wang Yuhu

Daqing High-Tech Hawkland Venture Investment Co. Ltd.

Shareholders of Heilongjiang Tongyu Pride Aluminum Joint Stock Limited Company

_______, 2011

THE EXCLUSIVE SERVICE AGREEMENT

THIS EXCLUSIVE SERVICE AGREEMENT (this "AGREEMENT") is entered into as of ____________, 2011 in Daqing, the People's Republic of China ("CHINA" or "PRC") by and among the following Parties:

(1) Daqing Zefang Intelligent Trading Co., Ltd.(hereinafter referred to as 'DAQING ZEFANG'), a company of limited liabilities incorporated under the laws of P. R. China, with its legal address at____;

(2) Heilongjiang Tongyu Pride Aluminum Joint Stock Limited Company (hereinafter referred to as 'HEILONGJIANG TONGYU'), a company of limited liabilities incorporated under the laws of P. R. China, with its legal address at____; and

(3) HEILONGJIANG TONGYU Subsidiaries (hereinafter referred to as 'SUBSIDIARIES'), includes Tongliao Tongyu Aluminum Joint Stock Limited Company and Tongxin Micro-lending of Daqing High-Tech Park Joint Stock Limited Company.

(In this Agreement, the aforesaid parties hereinafter be referred to as a "PARTY" individually, and collectively "PARTIES")

WHEREAS:

(1) DAQING ZEFANG is a management and consultation company, which owns a series of managing and consulting services applicable to the aluminum industry management and consultancy services.

(2) As a company specialized in production of aluminum products, HEILONGJIANG TONGYU is engaged in production of aluminum products and has already been granted necessary licenses therefore.

(3) As of the date of this Agreement, Wang Yuhu and Daqing High-Tech Hawkland Venture Investment Co. Ltd. are the major registered shareholders of HEILONGJIANG TONGYU, legally holding majority of shares interests of HEILONGJIANG TONGYU, of which Wang Yuhu holding 76% interest, Daqing High-Tech Hawkland Venture Investment Co. Ltd. holding 7.9%.

(4) HEILONGJIANG TONGYU holds 70% shares of Tongliao Tongyu Aluminum Joint Stock Limited Company and holds 18% shares of Tongxin Micro-lending of Daqing High-Tech Park Joint Stock Limited Company.

(5) In order to give DAQING ZEFANG the actual control of HEILONGJIANG TONGYU and SUBSIDIARIES, HEILONGJIANG TONGYU, HEILONGJIANG TONGYU Shareholders and SUBSIDIARIES intend to irrevocable entrust to Daqing Zefang the right of management and operation of HEILONGJIANG TONGYU and SUBSIDIARIES and the responsibilities and authorities of their shareholders and directors of HEILONGJIANG TONGYU and SUBSIDIARIES.

(6) DAQING ZEFANG agrees to accept the entrustment of HEILONGJIANG TONGYU, HEILONGJIANG TONGYU Shareholders and SUBSIDIARIES, and to exercise the right of management and operation of HEILONGJIANG TONGYU and SUBSIDIARIES and the responsibilities and authorities of their shareholders and board of directors of HEILONGJIANG TONGYU and SUBSIDIARIES.

NOW, THEREFORE, after friendly consultations among them, the Parties hereby agree as follows:

ARTICLE 1 – DEFINITION

1.1 Unless to be otherwise interpreted by the terms or in the context herein, the following terms in this Agreement shall be interpreted to have the following meanings:

"SERVICE FEES" means the provision of management and consultation services charged by DAQING ZEFANG hereunder.

1.2 References in this Agreement to any laws and regulations (the "LAWS") shall include reference (1) at the same time to the amendments, changes, supplements and reformulations of such Laws, whether or not the effectiveness of the same is prior to or after the execution of this Agreement; and (2) at the same time to other decisions, notices and rules formulated or becoming effective according to such Laws.

1.3 Unless otherwise specified in the context of this Agreement, the article, sub-article, section or paragraph mentioned herein shall refer to the corresponding content in this Agreement accordingly.

ARTICLE 2 - LICENSES AND SERVICES BY DAQING ZEFANG

2.1 HEILONGJIANG TONGYU, HEILONGJIANG TONGYU SHAREHOLDERS and SUBSIDIARIES agree to irrevocably entrust the right of management and operation of HEILONGJIANG TONGYU and SUBSIDIARIES and the responsibilities and authorities of their shareholders and board of directors to DAQING ZEFANG in accordance with the terms and conditions of this Agreement. DAQING ZEFANG agrees to exercise the aforesaid rights and responsibilities in accordance with the terms and conditions of this Agreement.

2.2 The said entrustment is irrevocable and shall not be withdrawn, unless the Agreement is terminated pursuant to written agreement of both parties.

2.3 The purpose of the entrusted operation is that DAQING ZEFANG shall be in charge of the normal business operations of HEILONGJIANG TONGYU and SUBSIDIARIES and perform the responsibilities and rights of HEILONGJIANG TONGYU and SUBSIDIARIES' investors and directors. During the term of the entrusted operation, DAQING ZEFANG, as the entrusted manager, shall provide full management to HEILONGJIANG TONGYU and SUBSIDIARIES' operations.

2.4 The contents of the entrusted operation shall include but not be limited to the following:

1) DAQING ZEFANG shall be in charge of all aspects of HEILONGJIANG TONGYU and SUBSIDIARIES' operations; nominate and replace the members of HEILONGJIANG TONGYU and SUBSIDIARIES' board of directors, and engage HEILONGJIANG TONGYU and SUBSIDIARIES' management staff and decide their compensation.

2) DAQING ZEFANG shall manage and control all funds of HEILONGJIANG TONGYU and SUBSIDIARIES. The accounts of HEILONGJIANG TONGYU and SUBSIDIARIES shall be managed solely by DAQING ZEFANG. The seals and signatures for such account shall be the seals and signatures of the personnel appointed and confirmed by DAQING ZEFANG. All cash of HEILONGJIANG TONGYU and SUBSIDIARIES shall be kept in this entrusted account and shall be handled through this account, including but not limited to receipt of all HEILONGJIANG TONGYU and SUBSIDIARIES' business income, current working capital, recovered account receivables, and the payment of all account payables and operation expenses, employee salaries and asset purchases.

3) All matters of HEILONGJIANG TONGYU and SUBSIDIARIES, including but not limited to internal financial management, day-to-day operation, external contract execution and performance, tax filing and payment, change of rights and personnel, shall be controlled and managed by DAQING ZEFANG in all aspects.

4) DAQING ZEFANG shall enjoy all other responsibilities and rights enjoyed by HEILONGJIANG TONGYU and SUBSIDIARIES' investors in accordance with the applicable law and the articles of association of HEILONGJIANG TONGYU and SUBSIDIARIES, including but not limited to the following:

   a. Deciding HEILONGJIANG TONGYU and SUBSIDIARIES' operation principles and investment plan;
   b. Nominating the members of the board of directors;
   c. Discussing and approving the report of the executive officers;
   d. Discussing and approving the annual financial budget and settlement plan;
   e. Discussing and approving the profit distribution plan and the loss compensation plan;
   f. Resolving on the increase or decrease of the registered capital;
   g. Resolving on the issuance of the corporate bond;
   h. Resolving on the matters including merger, division, change of corporate form, dissolution and liquidation of the company;
   i. Amending the articles of association;
   j. Other responsibilities and rights provided by HEILONGJIANG TONGYU and SUBSIDIARIES' articles of association.

5) DAQING ZEFANG enjoys all other responsibilities and rights enjoyed by HEILONGJIANG TONGYU and SUBSIDIARIES' board of directors and executive officers in accordance with the applicable law and the articles of association of HEILONGJIANG TONGYU and SUBSIDIARIES, including but not limited to the following:

   a. Executing the resolution of the investors;
   b. Deciding the company's operation plan and investment scheme;
   c. Composing the annual financial budget and settlement plan;
   d. Formulating the profit distribution plan and the loss compensation plan;
   e. Formulating the plans regarding to the increase or decrease of the registered capital and the issuance of the corporate bond;

f. Formulating the plans regarding to the matters including merger, division, change of corporate form and dissolution of the company;
g. Deciding on the establishment of the internal management structure of the company;
h. Formulating the basic rules and regulations of the company;
i. Representing the company to sign relative documents;
j. Other responsibilities and rights provided by HEILONGJIANG TONGYU and SUBSIDIARIES' articles of association.

2.6 Except those ownership of which belongs to HEILONGJIANG TONGYU and SUBSIDIARIES, all other equipments for production and R&D refitted or provided by DAQING ZEFANG hereunder shall belong, in terms of ownership, to DAQING ZEFANG, while HEILONGJIANG TONGYU and SUBSIDIARIES shall only have the right to use the same during the valid term of this Agreement.

ARTICLE 3 SERVICE FEES

3.1 HEILONGJIANG TONGYU agrees to pay the Service Fees (hereinafter referred to as the "Service Fees") for the Services provided by DAQING ZEFANG in accordance with the terms of this Agreement. The Service Fees shall be calculated based on the market price in light of the particulars of the Services and the timing of such Services provided by DAQING ZEFANG.

3.2 HEILONGJIANG TONGYU shall timely pay the Service Fees to DAQING ZEFANG in the manner and at the time designated by DAQING ZEFANG.

3.3 HEILONGJIANG TONGYU and SUBSIDIARIES shall, in accordance with this Article 3.1, pay promptly the amounts due and payable to DAQING ZEFANG to the bank account designated by DAQING ZEFANG. In case that DAQING ZEFANG is to change its bank account, DAQING ZEFANG shall notify the HEILONGJIANG TONGYU and SUBSIDIARIES thereof in writing seven (7) working days in advance.

ARTICLE 4 – EXCLUSIVITY

4.1 Without the prior consent in writing by DAQING ZEFANG, none of the HEILONGJIANG TONGYU and SUBSIDIARIES may accept any management and consulting services from any other third parties.

4.2 DAQING ZEFANG shall no longer provide any other companies of aluminum products businesses with management and consulting services similar to those hereof at the local places of HEILONGJIANG TONGYU and SUBSIDIARIES, the City of Daqing. However, this Article does not restrict DAQING ZEFANG from providing such similar services to companies of aluminum products businesses in other cities. Such new companies of aluminum products businesses may, through signing Acknowledgement Letter in the form of Appendix 1 hereof, become a party of this Agreement, to enjoy the same rights of HEILONGJIANG TONGYU and SUBSIDIARIES and to assume the same obligations of HEILONGJIANG TONGYU and SUBSIDIARIES; provided that such new companies of aluminum products businesses shall perform the payment obligations hereof, starting from the date of execution of the Acknowledgement Letter. As the rights and obligations of the companies of aluminum products businesses hereunder are severable and independent from each other's, such new companies will not, by joining to this Agreement, affect the rights and obligations of the existing companies hereof. The joining of such new companies of aluminum products businesses can only subject to the confirmation by DAQING ZEFANG in signing an agreement among them. The companies of aluminum products businesses hereby agree irrevocably and unconditionally to such joining, and confirm further that any issue concerning the joining hereunder will not be subject to the agreement from the existing parties.

ARTICLE 5 - INTELLECTUAL PROPERTY

5.1 The rights of intellectual property concerning the work product created during the process of services provision by DAQING ZEFANG hereunder shall belong to DAQING ZEFANG.

5.2 During the valid term of this Agreement, if DAQING ZEFANG develops any new technology that may be used in the production of aluminum products, or provides the HEILONGJIANG TONGYU and SUBSIDIARIES with other services not included in this agreement, the Parties agree to give priority to each other for cooperation, in the way agreed herein or in the way most similar to the agreed herein, with necessary adjustments to be made to the Service Fee payment percentage agreed in Article 3.

ARTICLE 6 – CONFIDENTIALITY

6.1 No matter if this Agreement is terminated or not, the Parties shall be obliged to keep in strict confidence the commercial secret, proprietary information and customer information in relation to other Parties and any other non-public information of other Parties which they may become aware of as the result of their performance hereof (collectively, "CONFIDENTIAL INFORMATION").

Unless with prior consent of such other Parties in writing or required to disclose to parties other than Parties hereof according to relevant laws, regulations or listing rules, no Party shall disclose the Confidential Information or any part thereof to any parties other than Parties hereof; unless for the purpose of performance hereof, no Party shall use directly or indirectly the Confidential Information or any part thereof for any other purposes, or it shall bear the default liability and indemnify the losses.

6.2 Upon termination of this Agreement, the Parties shall, upon demand by other Parties providing the Confidential Information, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.

6.3 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 7 - UNDERTAKINGS AND GUARANTEES

7.1 DAQING ZEFANG, HEILONGJIANG TONGYU and HEILONGJIANG TONGYU SUBSIDIARIES hereby undertake and guarantee for each of its own that:

7.1.1 PARTIES are companies of limited liabilities duly registered and legally existing under the PRC laws with independent legal person status, and with full and independent status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions;

7.1.2 PARTIES have full internal power and authority within its company to execute and deliver this Agreement and all other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authority to complete the transaction referred to herein. This Agreement, upon execution, shall be executed and delivered by it legally and properly, and constitutes the legal and binding obligations on it and is enforceable on it in accordance with its terms and conditions;

7.1.3 PARTIES have all business licenses necessary for its business operations as of the effective date of this Agreement, and have full rights and qualifications to engage in its currently engaged businesses. PARTIES may perform their obligations hereunder, and will maintain, during the valid term of this Agreement, the validity of all their business licenses;

7.1.4 PARTIES shall inform promptly the other Parties of any litigations they have involved and other disadvantageous circumstances that may affect the performance hereof, and shall endeavor at their best efforts to prevent the deterioration of losses caused by such litigations or other disadvantageous circumstances.

7.2 Each Shareholder hereby severally and jointly represents and warrants that:

7.2.1 Each Shareholder is a PRC citizen with full capacity and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

7.2.2 Each Shareholder has full right and authorization to execute and deliver this Agreement and other documents that are related to the transaction referred to herein and to be executed by them. They have full right and authorization with respect to consummate the transaction referred to herein.

7.2.3 This Agreement shall be executed and delivered by each shareholder lawfully and properly. This Agreement, upon execution, constitutes the legal and binding obligations on them and is enforceable on them in accordance with its terms and conditions hereof.

ARTICLE 8 - AGREEMENT TERM

8.1 The Parties hereby confirm that, once this Agreement is formally executed by the Parties, this Agreement shall be retrospectively effective as of______________, 2011; unless terminated earlier by the Parties in writing, this Agreement shall be valid for a term of ten (10) years starting from the date ______________, 2011.

Notwithstanding the provision in the preceding sentence, as the rights and obligations of each of the companies of aluminum products businesses hereunder are separate and independent from each other, upon agreement in writing by DAQING ZEFANG, this Agreement may be terminated only in relation to any one of the companies of aluminum products businesses, with such termination not subject to the agreement of the other companies of aluminum products businesses.

8.2 The Parties hereby confirm that, from the date of ________ 2011, the amount of the Service Fees shall be negotiated on the 1st January of each year, and any adjustment (if any) shall be made in writing as an appendix hereto.

8.3 Upon termination of this Agreement, each Party shall continue to abide by its obligations under the Article 3 and 6 hereof.

ARTICLE 9 – NOTICE

9.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

9.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

ARTICLE 10 - DEFAULT LIABILITY

10.1 The Parties agree and confirm that, if any Party (the "DEFAULTING PARTY") breaches substantially any of the agreements made under this Agreement, or fails substantially to perform any of the obligations under this Agreement, such a breach shall constitute a default under this Agreement (a "DEFAULT"), then the non-defaulting Party (the "Non-Defaulting Party") whose interest is damaged thereby shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days upon the Non-Defaulting Party notifying the Defaulting Party in writing and requiring it to rectify the Default, then the Non-Defaulting Party shall have the right, at its own discretion, to (1) terminate this Agreement and require the Defaulting Party to indemnify it fully for the damage; or (2) demand the enforcement of the Defaulting Party's obligations hereunder and require the Defaulting Party to indemnify it fully for the damage.

10.2 The Parties agree that any of the following events shall be deemed to have constituted the Default:

（1）Any of HEILONGJIANG TONGYU, SUBSIDIARIES or their respective shareholders breaches any provisions of the Entrustment Agreement on Shareholder's Voting Rights Proxy Agreement entered into by it with DAQING ZEFANG as of the date hereof;

(2) Any of HEILONGJIANG TONGYU, SUBSIDIARIES or their respective shareholders breaches any provisions of other agreements entered into by them with DAQING ZEFANG.

10.3 The Parties agree and confirm that under no circumstances shall HEILONGJIANG TONGYU and SUBSIDIARIES be able to demand termination of this Agreement for whatever reason, unless the Laws or this Agreement provides for otherwise.

10.4 Notwithstanding any other provisions herein, the validity of this Article 10 shall not be affected by the suspension or termination of this Agreement.

ARTICLE 11 - FORCE MAJEURE

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet system encountering hacker's invasion, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notaries office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compensate for the economic losses brought to the other Parties by the force majeure event.

ARTICLE 12 – MISCELLANEOUS

12.1 This Agreement shall be prepared in the Chinese language in seven (7) original copies, with each involved Party holding one (1) copy hereof.

12.2 The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to the PRC Laws.

12.3 Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on the Parties involved in such dispute.

12.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

12.5 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the "PARTY'S RIGHTS") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party's Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party's Rights.

12.6 The titles of the articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

12.7 Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

12.8 Once executed, this Agreement shall replace any other legal documents entered into by the relevant Parties hereof in respect of the same subject matter hereof.

12.9 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

12.10 No Party shall assign any of its rights and/or obligations hereunder to any parties other than the Parties hereof without the prior written consent from the other Parties.

12.11 This Agreement shall be binding on the legal successors of the Parties.

12.12 The rights and obligations of each of the SUBSIDIARIES hereunder are independent and severable from each other, and the performance by any of the SUBSIDIARIES of its obligations hereunder shall not affect the performance by any other of the SUBSIDIARIES of their obligations hereunder.

12.13 Each of the Parties undertakes to declare and pay respectively according to the laws, any taxes in relation to the transaction hereunder.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK]

IN WITNESS HEREOF, the Parties have caused this Exclusive Service Agreement to be executed in ____________ as of the date first hereinabove mentioned.

Daqing Zefang Intelligent Trading Co., Ltd. (Company Chop)

Signed by:

Name:

Position:

Heilongjiang Tongyu Pride Aluminum Joint Stock Limited Company (Company Chop)

Signed by:

Name:

Position:

Wang Yuhu (Signature)

Daqing High-Tech Hawkland Venture Investment Co. Ltd. (Company Chop)

Signed by:

Name:

Position:

Other Shareholders:

APPENDIX 1 - ACKNOWLEDGEMENT LETTER

__________________ Co., Ltd. (with its registered address at____________________, the "NEW PARTY") agrees hereby to join in as an independent contractor the Exclusive Service Agreement (the "Service Agreement") entered into by Daqing Zefang Intelligent Trading Co., Ltd. (hereinafter be referred to as "DAQING ZEFANG") and Heilongjiang Tongyu Pride Aluminum Joint Stock Limited Company (hereinafter be referred to as "HEILONGJIANG TONGYU") and other parties signed this Service Agreement on ________________, 2011. The Parties accept the services provided by DAQING ZEFANG stated in Article 2.4 and execute the other terms of the agreement. Having signed this Acknowledgement Letter, the New Party is deemed to have made the same undertakings and guarantees as have been made by the HEILONGJIANG TONGYU and SUBSIDIARIES under the Service Agreement and perform their obligations correspondingly, and recognizes the rights and obligations of all the parties under the Service Agreement. As New Party, the cooperation under the Service Agreement shall begin on the date when this Acknowledgement Letter is executed by the New Party and DAQING ZEFANG.

NEW PARTY (Company Chop)

Signed by: ______________

Name:

Position:

Daqing Zefang Intelligent Trading Co., Ltd. (Company Chop)

Signed by: ______________

Name:

Position: Authorized Representative: